EXHIBIT 6.2
ASSIGNMENT  OF  LEASE

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, hereby sells, transfers and assigns unto Industries International, Inc., a Nevada corporation, all his right, title and interest in and to that certain lease agreement dated February 14, 1994 by and between Dan Shuput, Lessee and Bert Brimhall, Lessor, and as recorded in the Clark County Recorder's Office, February 18, 1994, Book #940218, Instrument 01103.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29 day of March, 1994.

/s/ Richard Mavis                  /s/ Dan Shuput
    Witness                            Dan Shuput

    Notary Public                      Notary Public

/s/ Leslie A. Campasau             /s/ Leslie A. Campasau
    My Commission Expires              My Commission Expires
    June 12, 1996                      June 12, 1996
    STATE OF UTAH                      STATE OF UTAH